                                                                       EXHIBIT 3

                             STOCK OPTION AGREEMENT

     This STOCK OPTION AGREEMENT (the "Agreement") is made and entered into as of September 23, 2001, between Illuminet Holdings, Inc., a Delaware corporation ("Company"), and VeriSign, Inc., a Delaware corporation ("Parent").

                                    RECITALS

     A. Concurrently with the execution and delivery of this Agreement, Company, Parent and Illinois Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), are entering into an Agreement and Plan of Merger (the "Merger Agreement"), that provides, among other things, that upon the terms and subject to the conditions thereof, for the merger of Merger Sub and Company (the "Merger"). Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

     B. As a condition to Parent's willingness to enter into the Merger Agreement, Parent has required that Company agree, and Company has agreed, to grant to Parent an option to acquire shares of Company Common Stock ("Company Shares"), upon the terms and subject to the conditions set forth herein.

     In consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. Grant of Option. Company hereby grants to Parent an irrevocable option
        ---------------
(the "Option"), exercisable following the occurrence of an Exercise Event (as defined in Section 2(a)), to acquire up to a number of Company Shares equal to 19.9% of the Company Shares issued and outstanding as of the date upon which an Exercise Notice (as defined in Section 2(b) below) shall have been delivered (the "Option Shares"), in the manner set forth below by paying cash at a price of $35.62 per share (the "Exercise Price"). All references in this Agreement to Company Shares issued to Parent hereunder shall be deemed to include any associated Company Rights.

     2. Exercise of Option; Profit Cap.
        ------------------------------

        (a) For all purposes of this Agreement, an "Exercise Event" shall mean the occurrence of any of (i) a Triggering Event (as such term is defined in the Merger Agreement), (ii) the amendment by Company of the Company Rights Agreement or the taking by Company of any corporate action that removes any applicable restrictions under Section 203 of the Delaware Law or under any other Takeover Statute, in each case, in connection with any Acquisition Proposal; (iii) Company's failure to take all action necessary to convene the Company's Stockholders' Meeting as promptly as practicable, and in any event within 45 days after the declaration of effectiveness of the Registration Statement, (iv)
(A) the public announcement of an acquisition or purchase by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 20% beneficial ownership interest in the total outstanding voting securities of Company or any of its subsidiaries; (B) the public announcement or commencement of any tender offer or exchange offer that if consummated would result in any person or "group" beneficially owning 20% or more of the total outstanding voting securities of Company or any of its subsidiaries; (C) the public announcement of a bona fide proposal or offer by a person or entity reasonably able to consummate any of the following: a merger, consolidation, business combination or similar transaction involving Company pursuant to which the stockholders of Company immediately preceding such transaction hold less than 80% of the equity interests in the surviving or resulting entity of such transaction; or (D) a sale, lease, exchange, transfer, license (other than in the ordinary course of business), acquisition, or disposition of any material portion of the assets of Company; or (v) the commencement of a solicitation within the meaning of Rule 14a-1(l) by any person or entity other than Company or its Board of Directors (or any person or entity acting on behalf of Company or its Board of Directors) seeking to alter the composition of Company's Board of Directors. Company shall notify Parent promptly in writing of the occurrence of any Exercise Event of which it has knowledge.

        (b) At any time following the occurrence of an Exercise Event, Holder may deliver to Company a written notice (an "Exercise Notice") specifying that it wishes to exercise its rights to acquire Company Shares under the Option and close a purchase of Option Shares and specifying the total number of Option Shares it wishes to acquire. Unless such Exercise Notice is withdrawn by Holder, the closing of a purchase of such Option Shares (a "Closing") shall take place at the principal offices of Company upon such date (which shall be no earlier than three business days following the delivery of the Exercise Notice) as may be designated by Holder in the Exercise Notice. For purposes of this Agreement Parent and each person holding an interest in the Option or the Option Shares as Parent's transferee are referred to collectively as the "Holder."

        (c) The Option shall terminate upon the earlier to occur of (i) the Effective Time (as such term is defined in the Merger Agreement) or (ii) 12 months following the termination of the Merger Agreement in accordance with its terms under any circumstances; provided, however, that if the Option is exercisable but cannot be exercised by reason of any applicable government order or because the waiting period related to the issuance of the Option Shares under the HSR Act shall not have expired or been terminated, or because any other condition to closing under Section 3 hereof has not been satisfied, then the Option shall not terminate until the tenth business day after all such impediments to exercise shall have been removed or shall have become final and not subject to appeal.

        (d) Company shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2.

        (e) This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Company, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of Company Shares purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock

Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Company will execute and deliver a new Agreement of like tenor and date.

        (f) If the sum of (i) any Termination Fee received by Parent under
Section 7.3(b) of the Merger Agreement plus (ii) the proceeds received by Holder for any sales or other dispositions of Option Shares in excess of Holder's purchase price for such Option Shares plus (iii) the proceeds received by Holder for any sales or other dispositions of the Option (including pursuant to Parent's exercise of its rights to surrender the Option pursuant to Section 9 hereof), plus (iv) any dividends or distributions received by Parent declared on Option Shares is, in the aggregate, greater than $65.0 million (such cumulative amount, the "Profit Cap"), then all such proceeds received by Parent in excess of the Profit Cap shall be promptly remitted in cash by Parent to Company.

     3. Conditions to Closing. The obligation of Company to issue Option Shares
        ---------------------
to Holder hereunder is subject to the conditions that (a) any waiting period under the HSR Act applicable to the issuance of the Option Shares hereunder shall have expired or been terminated; (b) all material consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity, if any, required in connection with the issuance of the Option Shares hereunder shall have been obtained or made, as the case may be; and (c) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect. It is understood and agreed that at any time during which Holder shall be entitled to deliver to Company an Exercise Notice, the parties will use their respective reasonable efforts to satisfy all conditions to Closing, so that a Closing may take place as promptly as practicable.

     4. Closing. At any Closing, (a) Company shall deliver to Holder a
        -------
certificate in definitive form representing the number of Company Shares designated by Holder in its Exercise Notice consistent with this Agreement, such certificate to be registered in the name of Holder and to bear the legend set forth in Section 11 hereof, against delivery of (b) payment by Holder to Company of the aggregate Exercise Price for the Company Shares so designated and being purchased by delivery of a certified check, bank check or wire transfer of immediately available funds.

     5. Representations and Warranties of Company. Company represents and
        -----------------------------------------
warrants to Parent that (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by Company and consummation by Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by Company and constitutes the legal, valid and binding obligation of Company and, assuming this Agreement has been duly executed and delivered by Parent, is enforceable against Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity; (d) except for any filings, authorizations, approvals or orders required under the HSR Act and the applicable blue sky laws of any state, and the rules and regulations promulgated thereunder, or by the Nasdaq Stock Market, Company has taken all necessary corporate and other action to authorize and reserve for issuance and to permit it to issue upon exercise of the Option, and at all times from the date hereof until the termination of the Option will have reserved for issuance, a sufficient number of unissued Company Shares for Parent to exercise the Option in full and will take all necessary corporate or other action to authorize and reserve for issuance all additional Company Shares or other securities which may be issuable pursuant to Section 8(a) upon exercise of the Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement and payment therefor by Parent, will be validly issued, fully paid and nonassessable; (e) upon delivery of the Company Shares and any other securities to Parent upon exercise of the Option, Parent will acquire such Company Shares or other securities free and clear of all Encumbrances, excluding those imposed by Parent; (f) the execution and delivery of this Agreement by Company do not, and the performance of this Agreement by Company will not, (i) violate the Certificate of Incorporation or Bylaws of Company, (ii) conflict with or violate any order applicable to Company or any of its subsidiaries or by which they or any of their material property is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a material Encumbrance on any material property or assets of Company or any of its subsidiaries pursuant to, any material contract or agreement to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or any of their material property is bound or affected; and
(g) the execution and delivery of this Agreement by Company does not, and the performance of this Agreement by Company will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity, except pursuant to the HSR Act and except for any filings required under the blue sky laws of any state and the rules and regulations promulgated thereunder or by the Nasdaq Stock Market.

     6. Representations and Warranties of Parent. Parent represents and warrants
        ----------------------------------------
to Company that (i) the execution and delivery of this Agreement by Parent and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and this Agreement has been duly executed and delivered by a duly authorized officer of Parent and will constitute a legal, valid and binding obligation of Parent and, assuming this Agreement has been duly executed and delivered by Parent, is enforceable against Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity; and (ii) Parent is acquiring the Option, and, if and when the Parent exercises the Option, it will be acquiring the Option Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act of 1933, as amended (the "Securities Act").

     7. Registration Rights.
        -------------------

        (a) Following the termination of the Merger Agreement, Holder may by written notice (a "Registration Notice") to Company (sometimes referred to herein as the "Registrant") request the Registrant to promptly prepare, file and keep current a shelf registration statement under the Securities Act covering this Option and any shares issued and issuable pursuant to this Option and Company shall use reasonable best efforts to cause such registration statement to become effective, as promptly as practicable, and keep such registration statement current in order to permit the sale or other disposition of this Option and any Option Shares (such Option Shares, together with any other shares of Company's capital stock issuable in lieu of or with respect to such Option Shares, the "Registrable Securities") in accordance with any plan of disposition requested by Holder. Company shall use its reasonable best efforts to cause such registration statement to become effective and remain effective for such period not in excess of 180 days from the date such registration statement first becomes effective or such shorter time as may be necessary to effect such sales or other dispositions.

        (b) (i) Holder shall not be entitled to more than two effective registrations hereunder; provided that no registration of Registrable Securities shall be deemed to be a registration for purposes of this clause (i) unless such registration shall have become and remained effective pursuant to Section 7(a) hereof; (ii) the Registrant will not be required to file any such registration statement or maintain its effectiveness during any period of time (not to exceed 60 days in the aggregate) when (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and such information would have to be disclosed if a registration statement were filed or effective at that time; (B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) the Registrant determines, in its good faith, reasonable judgment, that such registration would materially interfere with any financing, acquisition or other material transaction involving the Registrant; and (iii) the Registrant will not be required to maintain the effectiveness of any such registration statement for a period greater than 180 days. The Registrant shall use all reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 7 to be qualified for sale under the securities or blue sky laws of such jurisdictions as Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdictions until Holder has sold or otherwise disposed of all of the securities subject to the registration statement; provided, however, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

        (c) The registration rights set forth in this Section 7 are subject to the condition that Holder shall provide the Registrant with such information with respect to Holder's Registrable Securities, the plan for distribution thereof, and such other information with respect to Holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in a registration statement all material facts required to be disclosed with respect to a registration thereunder, including the identity of Holder and Holder's plan of distribution.

        (d) A registration effected under this Section 7 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and expenses of counsel to Holder, and the Registrant shall use all reasonable best efforts to: (i) provide such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings and as an underwriter may reasonably require, (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the Securities Act and (iii) furnish to Holder and to any underwriter of such securities such number of copies of the final prospectus and such other documents as Holder or underwriters may reasonably request. In connection with any registration which Holder requests be underwritten, Holder and the Registrant agree to enter into an underwriting agreement reasonably acceptable to each such party, in form and substance customary for transactions of this type with the underwriters participating in such offering.

        (e) Indemnification
            ---------------

            (i) The Registrant will indemnify Holder, each of Holder's directors and officers and each person who controls Holder within the meaning of Section 15 of the Securities Act, and each underwriter of the Registrant's securities, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any action or litigation, commenced or threatened (each, a "Damage Claim"), arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, (B) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (C) any violation by the Registrant of any rule or regulation promulgated under the Securities Act, the Securities Exchange Act of 1934, as amended, any federal or state securities law or any rule or regulation promulgated under any of them applicable to the Registrant (each matter in clause (A), (B) or (C), a "Violation"), in each case in connection with any such registration, qualification or compliance, and the Registrant will reimburse Holder and, each of its directors and officers and each person who controls Holder within the meaning of Section 15 of the Securities Act, and each underwriter for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such Damage Claim, provided that the Registrant will not be liable in any such case to the extent that any such Damage Claim arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Registrant by Holder or director or officer or controlling person or underwriter, and provided, further, that the indemnity agreement contained in this Section 7(e)(i) shall not apply to amounts paid in settlement of any such Damage Claim (including defense costs) if such settlement is effected without the consent of the Registrant, which consent shall not be unreasonably withheld.

            (ii) The Holder will indemnify the Registrant, each of the Registrant's directors and officers and each underwriter of the Registrant's securities covered by such registration statement and each person who controls the Registrant within the meaning of Section 15 of the Securities Act, against all Damage Claims arising out of or based on any Violation in connection with any such registration, qualification or compliance, and will reimburse the Registrant, such directors, officers or control persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such Damage Claim, in each case to the extent, but only to the extent, that such Violation occurs in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Registrant by Holder expressly for use therein, provided that in no event shall any indemnity under this Section 7(e)(ii) exceed the gross proceeds of the offering received by Holder and provided, further that the indemnity agreement contained in this Section 7(e)(ii) shall not apply to amounts paid in settlement of any such Damage Claim (including defense costs) if such settlement is effected without the consent of Holder, which consent shall not be unreasonably withheld.

            (iii) Each party entitled to indemnification under this Section 7(e) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of the Indemnified Party by counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding, and provided, further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7(e) unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be required to indemnify any Indemnified Party with respect to any settlement entered into without such Indemnifying Party's prior consent (which shall not be unreasonably withheld).

            (iv) If the indemnification provided for in this Section 7(e) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Damage Claim, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such Damage Claim in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such Damage Claim, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In any such case, (A) Holder will not be required to contribute any amount in excess of the aggregate public offering price of all such Registrable Securities offered and sold by Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     8. Adjustment Upon Changes in Capitalization; Rights Plans
        -------------------------------------------------------

        (a) In the event of any change in the Company Shares by reason of stock dividends, stock splits, reverse stock splits, mergers (other than the Merger), recapitalizations, combinations, exchanges of shares and the like, the type and number of shares or securities subject to the Option and the Exercise Price shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of the Company Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. Company shall use all reasonable best efforts to promptly take all action necessary to protect the rights of Holder against dilution.

        (b) Prior to such time as the Option is terminated, and at any time after the Option is exercised (in whole or in part, if at all), Company shall not (i) amend (nor permit the amendment of) its Company Rights Agreement nor adopt (nor permit the adoption of) a new stockholders rights plan that contains provisions for the distribution or exercise of rights thereunder as a result of Holder or any affiliate or transferee being the beneficial owner of shares of Company by virtue of the Option being exercisable or having been exercised (or as a result of beneficially owning shares issuable in respect of any Option Shares), or (ii) take any other action which would prevent or disable Holder from exercising its rights under this Agreement or enjoying the full rights and privileges possessed by other holders of Company Shares generally with respect to the Option Shares obtained by Holder upon exercise of the Option.

     9. Surrender of Option. At any time following the occurrence of an Exercise
        -------------------
Event, Holder may, at its sole option and upon Holder's written request to Company, surrender the Option, to the extent not previously exercised, to Company in exchange for the payment by Company to Holder in immediately available funds of an amount equal to the product of: (x) the excess, if any, of
(i) the greater of (A) the highest price per share paid or agreed to be paid by an acquiring person for any Company Shares in the transaction that causes an Exercise Event (or, in the event of a sale of all or a substantially portion of Company's assets, the sum of the price paid for such assets and the current market value of the remaining assets of Company, divided by the number of Company Shares then outstanding (the value of any consideration other than cash to be determined, in the case of consideration with a readily ascertainable market value, by reference to such market value and, in any case where the market value of the consideration is not so ascertainable, by agreement in good faith between Holder and Company)) or (B) the highest closing sale price of Company Shares on the Nasdaq Stock Market during the 30 day period ending with the trading day immediately preceding the date of such request over (ii) the Exercise Price, multiplied by (y) the total number of Option Shares as to which the Option has not theretofore been exercised. Upon the delivery by Holder to Company of a surrender request, each party shall take all actions necessary to consummate such surrender transaction as expeditiously as possible. Upon exercise of its right to surrender the Option or any portion thereof and full payment therefor to Holder pursuant to this Section 9, any and all rights of Holder with respect to the portion of the Option so surrendered shall be terminated.

     10. Substitute Option. Company shall not enter into any Company Acquisition
         -----------------
unless the acquiring person or any person that controls such acquiring person, as designated by Holder, assumes in writing all obligations of Company hereunder.

     11. Restrictive Legends. Each certificate representing Option Shares issued
         -------------------
to Holder hereunder (other than certificates representing shares sold in a registered public offering pursuant to Section 7) shall include a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

     12. Listing and HSR Filing. The Company, upon the request of Holder, shall
         ----------------------
promptly file an application to list the Company Shares to be acquired upon exercise of the Option for quotation on the Nasdaq Stock Market and shall use its reasonable efforts to obtain approval of such listing as soon as practicable. Promptly after the date hereof, upon request by Holder, each of the parties hereto shall file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice all required premerger notification and report forms and other documents and exhibits required to be filed under the HSR Act ("HSR Filings") to permit the acquisition of the Company Shares subject to the Option at the earliest possible date. In the event that Holder does not exercise its rights to acquire Company Shares hereunder before the expiration of the period for which permission has initially been granted pursuant to the HSR Act, Company shall, upon request of Holder in connection with Holder's election to exercise this option, promptly prepare and file all additional HSR Filings to permit acquisition of the Company Shares subject to the Option as soon as possible after delivery of the Exercise Notice and demand by Holder for preparation and filing by Company of such additional HSR Filings. All such fees and expense (other than fees and expenses for counsel to Holder) in connection with such listing application or HSR Filings will be paid for by Company.

     13. Binding Effect. This Agreement shall be binding upon and inure to the
         --------------
benefit of the parties hereto and their respective successors and permitted assigns. Except as set forth in Sections 2(b) and 7, nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

     14. Specific Performance; Fees.
         --------------------------

         (a) The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement or the right to enforce any of the covenants or agreements set forth herein by specific performance. In the event that any action shall be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

         (b) If any action, suit or other proceeding (whether at law, in equity or otherwise) is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover, in addition to any other remedy granted to such party therein, all such party's costs and attorneys fees incurred in connection with the prosecution or defense of such action, suit or other proceeding.

     15. Entire Agreement. This Agreement and the Merger Agreement (including
         ----------------
the appendices and exhibits thereto) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     16. Further Assurances. Each party will execute and deliver all such
         ------------------
further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

     17. Severability. In the event that any provision of this Agreement or the
         ------------
application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     18. Notices. All notices and other communications hereunder shall be in
         -------
writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by facsimile, or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. Subject to the foregoing, all notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

         (a) if to Parent, to:

             VeriSign, Inc.
             487 East Middlefield Road
             Mountain View, California 94043
             Attention: James M. Ulam, General Counsel
             Facsimile No.: 650-426-5113
             with a copy to:

             Fenwick & West LLP
             Two Palo Alto Square
             Palo Alto, CA 94306
             Attention: Gordon K. Davidson
                        Douglas N. Cogen
                        Jeffrey R. Vetter

             Facsimile No.: 650-494-1417

         (b) if to Company, to:

             Illuminet Holdings, Inc.
             4501 Intelco Loop
             Lacey, Washington 98503
             Attention: Chief Executive Officer
             Facsimile No.: 360-923-3440

             with a copy to:

             Blackwell Sanders Peper Martin LLP
             Two Pershing Square
             2300 Main Street
             Suite 1000
             Kansas City, MO 14108
             Attention:  James M. Ash
                         Shari L. Wright
             Facsimile No.:  816-983-8080

     19. Governing Law. This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     20. Counterparts. This Agreement may be executed in one or more
         ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     21. Expenses. Except as otherwise expressly provided herein or in the
         --------
Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     22. Amendments; Waiver. This Agreement may be amended by the parties hereto
         ------------------
and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

     23. Assignment. Company may not sell, transfer, assign or otherwise dispose
         ----------
of any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of Parent. The rights and obligations hereunder shall inure to the benefit of and be binding upon any successor or permitted assign of a party hereto. No consent shall be required in connection with a merger, consolidation, reorganization, sale of substantially all assets or similar transaction with respect to a party hereto. Any purported assignment in violation of this Section shall be void.

     24. Public Announcement. Company shall consult with Parent and Parent shall
         -------------------
consult with Company before issuing any press release with respect to the initial announcement of this Agreement or the transactions contemplated hereby and neither party shall issue any such press release prior to such consultation except as may be required by law.

     25. Waiver Of Jury Trial. EACH OF PARENT AND COMPANY HEREBY IRREVOCABLY
         --------------------
WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT OR COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Stock Option Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                  VERISIGN, INC.


                                  By: /s/ Stratton D. Sclavos
                                      ------------------------------------------
                                  Name:  Stratton D. Sclavos
                                  Title:  President and Chief Executive Officer

                                  ILLUMINET HOLDINGS, INC.


                                  By: /s/ Roger H. Moore
                                      ------------------------------------------
                                  Name:  Roger H. Moore
                                  Title:  President and Chief Executive Officer